Exhibit 99.1

MetaVia Doses the First Patient in Higher-Dose Phase 1 Study of DA-1726, Its GLP-1 and Glucagon Dual Agonist for the Treatment of Obesity

16-Week Study Evaluates One-Step Dose Titration to 48 mg and Two-Step Dose Titration to 64 mg in Obese Otherwise Healthy Adults

CAMBRIDGE, Mass., April 10, 2026 – MetaVia Inc. (Nasdaq: MTVA), a clinical-stage biotechnology company focused on transforming cardiometabolic diseases, today announced that the first patient has been dosed in Part 3 of its Phase 1 clinical trial evaluating DA-1726, a novel dual oxyntomodulin (OXM) analog targeting both GLP-1 (GLP1R) and glucagon (GCGR) receptors. Part 3 of the Phase 1 program consists of two 16-week titration cohorts designed to evaluate one-step and two-step dose-escalation strategies to safely achieve higher target doses and further optimize tolerability.

“Dosing the first patient in these higher-dose cohorts is an exciting milestone that moves us closer to unlocking the full potential of DA-1726,” stated Hyung Heon Kim, President and Chief Executive Officer of MetaVia. “We have already seen compelling results, including approximately 9% weight loss at the 48 mg dose, along with meaningful reductions in waist circumference, improved glycemic control, and early signals of direct liver benefit, all with a favorable tolerability profile. We believe these results highlight the potential of our dual GLP-1/glucagon approach. Importantly, Part 3 is designed to reach higher therapeutic doses with improved tolerability, which could represent a meaningful advantage compared to currently marketed therapies that require longer, more gradual titration. With data expected in the fourth quarter of 2026, we are focused on further demonstrating DA-1726’s potential to deliver differentiated efficacy and a more streamlined path to optimal dosing.”

The Phase 1 Part 3 trial is expected to enroll a total of 40 obese, otherwise healthy adult subjects, across two parts, with 20 subjects per part, randomized 4:1 (16 active; 4 placebo). Part 3A is designed to evaluate a one-step titration regimen with 16 mg for 4 weeks followed by 48 mg for 12 weeks, while Part 3B will evaluate a two-step titration regimen with 16 mg for 4 weeks, 32 mg for 4 weeks, and 64 mg for 8 weeks. The study will assess safety, tolerability, pharmacokinetics (PK), and pharmacodynamics (PD) of DA-1726. Primary endpoints include monitoring adverse events (AEs), serious adverse events (SAEs), treatment-emergent adverse events (TEAEs), and AEs leading to treatment discontinuation. Secondary and exploratory endpoints include PK profiling and evaluation of metabolic, glycemic, lipid, and body composition measures, including weight, waist circumference, and body mass index (BMI), and other cardiometabolic measures.

For more information on this clinical trial, please visit: www.clinicaltrials.gov NCT06252220.

About DA-1726

DA-1726 is a novel oxyntomodulin (OXM) analogue functioning as a GLP1R/GCGR dual agonist for the treatment of obesity and Metabolic Dysfunction-Associated Steatohepatitis (MASH) that is to be administered once weekly subcutaneously. DA-1726 acts as a dual agonist of GLP-1 receptors (GLP1R) and glucagon receptors (GCGR), leading to weight loss through reduced appetite and increased energy expenditure. DA-1726 has a well understood mechanism and, in pre-clinical mice models, resulted in improved weight loss compared to semaglutide (Wegovy®), a leading GLP-1 receptor agonist. Additionally, in pre-clinical mouse models, DA-1726 elicited similar weight reduction, while consuming more food, compared to tirzepatide (Zepbound®) and survodutide (a drug with the same MOA), while also preserving lean body mass and demonstrating improved lipid-lowering effects compared to survodutide. In the Phase 1 multiple ascending dose (MAD) trial in obesity, the 32 mg dose of DA-1726 demonstrated best-in-class potential for weight loss, glucose control, and waist circumference reduction.

About MetaVia

MetaVia Inc. is a clinical-stage biotechnology company focused on transforming cardiometabolic diseases. The company is currently developing DA-1726 for the treatment of obesity, and is developing vanoglipel (DA-1241) for the treatment of Metabolic Dysfunction-Associated Steatohepatitis (MASH). DA-1726 is a novel oxyntomodulin (OXM) analogue that functions as a glucagon-like peptide-1 receptor (GLP1R) and glucagon receptor (GCGR) dual agonist. OXM is a naturally-occurring gut hormone that activates GLP1R and GCGR, thereby decreasing food intake while increasing energy expenditure, thus potentially resulting in superior body weight loss compared to selective GLP-1 receptor agonists such as semaglutide. In a Phase 1 multiple ascending dose (MAD) trial in obesity, DA-1726 demonstrated best-in-class potential for weight loss, glucose control, and waist reduction. Vanoglipel is a novel G-protein-coupled receptor 119 (GPR119) agonist that promotes the release of key gut peptides GLP-1, GIP, and PYY. In pre-clinical studies, vanoglipel demonstrated a positive effect on liver inflammation, lipid metabolism, weight loss, and glucose metabolism, reducing hepatic steatosis, hepatic inflammation, and liver fibrosis, while also improving glucose control. In a Phase 2a clinical study, vanoglipel demonstrated direct hepatic action in addition to its glucose lowering effects.

For more information, please visit www.metaviatx.com.

Forward Looking Statements

Certain statements in this press release may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "believes", "expects", "anticipates", "may", "will", "should", "seeks", "approximately", “potential”, "intends", "projects", "plans", "estimates" or the negative of these words or other comparable terminology (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including, without limitation, those risks associated with MetaVia's history of net losses, the sufficiency of its existing cash on hand to fund operations and raising additional capital; adverse global economic conditions; MetaVia’s ability to execute on its commercial strategy; the ability to obtain regulatory approval through the development steps of MetaVia's current and future product candidates; the ability to realize the benefits of the license agreement with Dong-A ST Co. Ltd., including the impact on future financial and operating results of MetaVia; the cooperation of MetaVia's contract manufacturers, clinical study partners and others involved in the development of MetaVia's current and future product candidates; potential negative interactions between MetaVia's product candidates and any other products with which they are combined for treatment; MetaVia's ability to initiate and complete clinical trials on a timely basis; MetaVia's ability to recruit subjects for its clinical trials; whether MetaVia receives results from MetaVia's clinical trials that are consistent with the results of pre-clinical and previous clinical trials; impact of costs related to the license agreement, known and unknown, including costs of any litigation or regulatory actions relating to the license agreement; the effects of changes in applicable laws, regulations or Nasdaq listing rules; the effects of changes to MetaVia's stock price; and other risks and uncertainties described in MetaVia's filings with the Securities and Exchange Commission, including MetaVia's most recent Annual

Report on Form 10-K. Forward-looking statements speak only as of the date when made. MetaVia does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

MetaVia

Marshall H. Woodworth

Chief Financial Officer

+1-857-299-1033

marshall.woodworth@metaviatx.com

Rx Communications Group

Michael Miller

+1-917-633-6086

mmiller@rxir.com